Exhibit 99.1
THE NEXT CHAPTER IN THE LIFE IN A DAY OF EQUITY LIFESTYLE PROPERTIES 2009

DEAR READERS In late January of this year we released our results for 2009 and held a conference call with investors. Many investors and analysts appreciated the performance of our core portfolio in 2009 and our guidance indications that we expected continued growth in 2010. In substance, we indicated that we believed this performance was due to some simple, but positive, characteristics of our business. We own real estate where people want to be. We target the empty nester and retiree demographic, one of the fastest growing demographic groups in the United States. In addition, many of these customers are less impacted by changes in the economy. We have a robust operating platform that allows us to meet myriad price points and time frames. Our customers can enjoy our properties in an RV, a cottage or a home. They can rent or they can buy. They can stay a week or a lifetime. And they can achieve price points that meet their needs. They can engage in an active and fulfilling lifestyle, with numerous opportunities for social, recreational and educational interactions. Combined, these characteristics create stable operating performance and strong cash flow and we strive to maintain the financial flexibility that this cash flow provides. Once again this year we invite you to enjoy the stories and the photographs contained in this book. This “Next Chapter” is meant to provide you with a greater sense of not only who we are as a company but also provide a snapshot into the lives of those customers that continue to enjoy the ELS lifestyle. Samuel Zell Chairman of the Board Thomas P. Heneghan CEO 1

JUST PLAIN FUN! by Patti W. My husband is on the USS Ronald Reagan and we were blessed to be able to spend the weekend at Rancho Oso. Our children are ages 13, 12 and 5. The older two usually dread spending extended time with the family but this was not the case at your ranch! They all had so much fun. They went horseback riding, played tennis, played pool, watched a movie, roasted marshmallows and personally, the best part, we all sat and played games and had fun. There was no television, no cell phone, no computer, it was just good family fun! The meals were amazing and the staff was even better! I could go on and on about what a wonderful experience this was. Everyone was all smiles, very helpful and a joy to talk to. We were thanked over and over not only for my husband’s service to our country, but also my children and I were thanked for our sacrifice. It is a rare occurrence that I am thanked, but I don’t believe my children have ever been thanked and I feel that their sacrifice is much greater than mine. We loved this ranch so much, we made reservations even before we left to return. I can’t wait. Thank you, thank you, thank you again from the bottom of our hearts for the most wonderful family vacation we have had in years! Can’t wait to see you all again! “I coulD go on AnD on About what A wonderful ExpERIEncE thIS wAS.” 2

SOUTHWEST UNITED STATES With over 110 properties in the in the Southwest, our customers build lasting friendships where together they enjoy an active and outdoor lifestyle near water, nature and culture. Equity lifestyle properties | 2009 | 2009 3

MIDWEST/NORTHWEST UNITED STATES Whether you enjoy the colors of fall or the beaches and pools of summer, our more than 65 properties in the Midwest and Northeast provide the perfect vacation spot. equity lifestyle properties | 2009

LOVE AT FIRST CAMPSITE by Diane Miller Robert was 10 years old when he accompanied his aunt, whose parents were Thousand Trails members, to a Thousand Trails preserve. Along with his cousins, Robert met a group of kids close in age and that group hung around together during their stays at the campground. One of those kids was a 9-year old girl named Casey. It wasn’t long before Robert’s parents became members of Thousand Trails and the family began to spend time at the Hershey Preserve in Lebanon, Pennsylvania. That group of kids became fast friends, looking forward to the times they could spend together at Hershey. Robert, and his brother Adam, looked forward to each trip because they knew their friends would be there. Through the years, Robert and Casey’s friendship blossomed. In 2000, Robert, then 16, and Casey, then 15, started dating. It wasn’t easy to keep that relationship going when they weren’t camping at Hershey since Robert and Casey lived about 30 miles from each other. There was a lot of back and forth driving by the parents until Robert got his license late in 2000. Then Casey went away to college and there was more long-distance romance to deal with. On July 16, 2010, Robert and Casey will celebrate their 5th wedding anniversary and they are expecting their first child. They plan to spend plenty of family trips enjoying the great outdoors. Campground memories made to last — a lifetime! 5

FOR THE OF THE LOVE GAME by Bob Ledgerwood & Maureen Deys It’s midweek, the middle of winter. Bob Ledgerwood, a former Boeing employee from Washington state, and Mo (Maureen) Deys, from New Hamburg, British Columbia are in the thick of it at Monte Vista. They size up the competition, prepare themselves for the task at hand and head to their designated positions. Their focus is on the common thread they share—their love of softball played under the sunny Arizona skies, from early January to mid-March. “I have been playing since my wife and I first came to Monte Vista 12 years ago,” said Bob. “The team spirit, the thrill of the game and the great workout are just a few of the reasons why I play.” 6

“It is good to stay active,” says Mo, who pitches for both the men’s and women’s leagues. Like Bob, Mo has played softball recreationally previous to retirement. Now, each of them has signed on for the commitment to play in these leagues; a commitment that includes two games per week, plus one weekly practice. In addition, teams participate in invitational play as well as tournaments throughout the season. Plus, there are plenty of team dinners, after-season parties and alumni events to keep the teammates in touch. “We are so busy with ball this year, we haven’t had a chance to golf,” said Mo. What’s more, even when she heads back to British Columbia Mo doesn’t hang up her glove. “I play on three spring leagues up in B.C.,” she said. “We make a lot of friends and it just feels good to be out there playing,” said Bob. And camaraderie aside, there is “THIS SEASON MY TEAM BEAT MY FORMER TEAM TWICE. WE HAD QUITE A RIVALRY GOING, BUT WHEN IT WAS ALL OVER, WE’RE ALL STILL GOOD FRIENDS.” still a bit of rivalry. “This season my team beat my former team twice. We had quite a rivalry going,” he said “But when it was all over, we’re all still good friends.” The last pitch is thrown, the last out is made and the season winds to a close. Bob and Mo head back home—but you can be sure they’ll be back next year. “It’s just a lot of fun,” said Bob. So much fun, in fact, that Mo says she “just can’t stop playing ball.” 7

THIS PLACE IS HOME by Elaine & Al Sylvia I was in eighth grade when I turned to my best friend and said, “I am going to marry that guy!” We both giggled. I guess you could refer to me as a “goodie two-shoes” and Al, well back then he was known as the “bad boy.” Al had no interest in me in the beginning, but I had a plan. In my sophomore year I worked at the local restaurant. Al would always come in and confide in me about his latest girlfriend troubles. Thinking to myself...“boy you wouldn’t have these issues if you were dating me.” A coworker offered to help and the next time Al came in I ended my shift just as he was leaving. I pretended to twist my ankle on the curb, and low and behold, he needed to drive me home. Now my home was just four football fields from the restaurant, certainly not enough time for me to convince Al that I was the one. So I persuaded Al to take a slight detour to a famous parking spot. Well... Al never had a chance! It was probably two years later when I finally told Al that I never really twisted my ankle that night. After forty-five years of marriage we still look back and laugh. Growing up in Mattapoisett, Massachusetts and then moving to Fairhaven, to raise our family, we always stayed in the same area. Our kids went to the same high school we did. We were very involved with the schools, our neighborhood, our town. We were part of this community and this community was a part of us. This place was our lifelong home. When we decided to retire and make a move from the home we raised our children in it was a big decision. My best friend was devastated and could not believe I would consider leaving a place with such deep roots. I turned to her “WE WANTED TO MAKE SURE WE WERE MOVING TO A PLACE THAT WOULD FEEL LIKE HOME TO US.” 8

and said, “I just scraped two inches of ice off my windows, there’s got to be a better place to spend the winters.” So our search began, we wanted to make sure we were moving to a place that would feel like home to us. Al and I are big on being part of our community. We believe in giving back to the place we call home. We believe that what we give we get back in the sense of community that giving creates. We came down to Florida to visit a cousin and we took time out to visit a community called Coral Cay. The community appeared to be just what we were looking for, a place we could once again form deep roots and long lasting relationships. And I will say that the active lifestyle element we were looking for is certainly here. We are able to enjoy our winters outside at the bocce court with good friends, admiring a beautiful Florida sunset. But when it really mattered, we found out that this place is really a caring community. I was scheduled for an overnight stay in the hospital and in a turn of events, that one night led to four nights in ICU with another month recovery at home. I tell you there was someone at our door everyday. They dropped off casseroles, offered to run errands, checked in to see how I was and just let us know they were there for us. I knew right then that this was a community—a community of people who cared for their neighbors. We now know that our expectations of what we were looking for have been met, and exceeded! We made the best choice possible. Sure it’s a great lifestyle, but it goes deeper than that. This is a community. This place is home. 9

WIN PLACE OR SHOW by Dan Mitchell I remember back, some thirty years, helping my son build his first Pinewood Derby car. Although we did not capture the flag, the memories this experience created have lasted a lifetime. I can still remember walking him through each detail to get the car just right, from the weight of the car to the color of the paint and the overall design; with a little guidance he was on his way. Now it’s my turn...when Voyager Resort announced they would be teaming up with the Boy Scouts of America to host a derby, I was the second Voyager resident to sign up. Although it has been some time since I’d done this I was up for the challenge. It was different doing it by myself rather than walking my son through each step. I used my hand jigsaw to cut the car and then my Dremel tools to shape. My car was complete in a week sporting an East Coast modified design. Four coats of burgundy red paint, plus another four of clear coat, attention to detail including window nets on the driver’s side, I added some flames on the hood and silver wheels, and Car #6 was ready for the competition. My neighbor, who still works with a troop back home, included his troop number on his car. There were so many great designs, including an obvious Green Bay Packers fan. The race is set and it doesn’t matter if my car comes in “win, place or show.” This has been a fun experience with a lot of the guys getting together to design their cars. Some asked me for instruction. I was helpful but I didn’t let on too much! 10

NORTHWEST UNITED STATES Surrounded by majestic mountains and pristine lakes, ELS offers our customers over 25 desirable locations in the Northwest for year-round living, seasonal vacations or weekend getaways. equity lifestyle properties | 2009

THE TRAIL TO FUN N SUN by Madeline Serna from “Fun N Sun Then N Now” Copyright ©2008 by Writers Group at Fun N Sun. Reprinted by permission. I raised my two children and took off on a year’s excursion through the South Pacific to return to my married daughter expecting a child. I stuck around to care for her and my invalid mother. After 18 years and my mother’s death, I realized I needed to focus on myself. When I was 55, my doctor told me that I needed two hip replacements and back surgery. After the surgeries, followed by six months of grueling physical therapy I was almost normal. I decided to buy a 37-foot motorhome and do what I love most, travel. I left home feeling confident until I stopped for gas in Blythe, California. When I pulled away, I knocked the gas pump off its base; gas flowed everywhere. I wanted to go back home, but everyone was so kind to me after hearing my dream; they encouraged me to continue on my journey. My daughter had planned a route for me from California to Florida, on Interstate 10. She figured I’d be safe and wouldn’t get lost. From Florida, I could go to New York on Interstate 95. Shortly after leaving home, I arrived in Deming, New Mexico, for the Loners on Wheels (LoWs) rally. This was my first time intermingling with RVers. I had a blast. However, the folks at the rally had a better idea for my trip. They were all heading to another rally in Perrin, Texas. “Where the heck is Perrin, Texas?” It’s somewhere near Fort Worth. Though my daughter was concerned about this sudden change of plans, I found myself following the LoWs to Perrin. In Perrin I met many people who loved to dance. Jim Coppinger put a lot of effort into teaching these young-at-heart folks how to two-step, waltz, and cha cha. I had another great time. Jim told me about San Benito, Texas, and a place called Fun N Sun. It sounded like paradise, but first I had more traveling to do. After the rally I continued on my adventure—north to Canada, east to Maine, and down the eastern seaboard to Florida. After I completed a rally in Florida, I headed for the LoW’s rally at Fun N Sun. A friendly, smiling face greeted me at the gate and offered to help park my rig. I was greeted by other singles who were also there for the Rally in the Valley. I attended my first dance feeling confident of my dancing skills on that beautiful dance floor. 12

I was now a seasoned dancer; I no longer needed my partners to count off the steps for me. I danced with many Prince Charmings. All looked and smelled good in their cowboy duds, their best colognes, and smiles. “Slow, slow, quick, quick, slow” came much easier now. The band sounded great, the decorations set the mood, and we all competed to look and dance our best. Everyone was friendly and we sat together talking like a bunch of high school kids. We were excited to see friends from previous rallies, and we greeted each other with hugs and compliments. What a wonderful way to come down to earth after all that traveling. The rally provided dancing with a live band every night, excursions to Mexico, bird watching trips, outings to the beach, and restaurants. I must have gained five pounds. When the rally ended, exploring Fun N Sun was quite an adventure. I met people from all walks of life, some widowed or divorced, some never married. We all had the same dream of enjoying life, meeting people, and traveling—not just waiting for life to happen, but making it more interesting and fun. I loved the pool and the poolside antics. Fun N Sun offered aquacise in the morning and water volleyball every afternoon. I found that water volleyball was good exercise—in no time I felt better and could move my hips more easily. My waistline decreased and I looked and felt more confident. The large hot tub was not only a place to loosen up the sore muscles but a good place to catch an interesting conversation. At the Thanksgiving and Christmas dinners we had our own Singles section. We decorated our tables with fancy linens, china, silver, crystal, candles and flowers. A bulletin board in the Rec Hall listed upcoming Singles activities. Once a month we celebrated birthdays in Nuevo Progreso, Mexico, where we’d do a silly circle dance called The Chicken Dance and indulge in lots of merriment. The university of Fun N Sun reminds me of college where friends learn, socialize, romance and look forward to tomorrow... 13

SOUTHEAST UNITED STATES Sun Sun is the is the order order of the of the day day in the in the Southeast, with with nearly nearly 100 100 locations for for customers pursue to pursue their their interests and and passions. EQUITY LIFESTYLE PROPERTIES | 2009

A HAT FOR EVERY HEAD by Kathleen Leenders Creating a piece of art is in itself a gift one shares with others. Some would say that my gift is being able to interact with people to create opportunities for them to experience joy and positive social interaction. Through my work as a trained palliative care volunteer, I discovered just how satisfying and important it is to make someone feel better and improve the quality of their life. I have been involved with the Red Hat Society for many years. One reason I got involved with this group is that the Society gives women the opportunity to get out and feel alive again. Women bond differently than men, you know. We look out for each other, we listen to each other and we help out when needed. The Red Hat Society is more than a cup of tea... it’s a sisterhood. In particular I remember one member who came to me and said she was unsure if she should join the Society since she didn’t like hats. I told her “you just haven’t found the right hat.” We tried all different hats on her and then suddenly, we found the one! It was almost as if she began to bloom when the hat was placed atop her head. I call those “magic hats.” I like to say there is a hat for every head. Being part of the group made her blossom—the camaraderie and friendship assured her that she wasn’t alone, plus she found herself trying new things. In fact, she even wrote a book. I like to think that I bring positive energy and joy to those around me and, in turn, I am rewarded. When this results in people taking chances, finding themselves and blossoming into the people they were meant to be—well, that’s even better! There is a hat for every head—and I just love to help them find it. 15

THE PEOPLE AND PLACES of Equity LifeStyle Properties

Winter Quarters Pasco | Located near Tampa, Florida

Sunshine Holiday | Ormond Beach, Florida

Breezy Hill | Located near West Palm Beach, Florida

Coral Cay Plantation | Margate, Florida

Silver Dollar Golf & Trap Resort | Odessa, Florida

Silver Dollar Golf & Trap Resort | Odessa, Florida

Golf Lesson at Lake Fairways Country Club |North Ft. Myers, Florida

Pine Lakes Country Club | North Ft. Myers, Florida

Pinewood Derby at Voyager Resort | Tucson, Arizona

Lake Fairways Country Club | North Ft. Myers, Florida

Buccaneer Estates | North Ft. Myers, Florida

Lake Haven | Located near Clearwater, Florida

Pine Island’s “Last Resort Band” at the ELS Talent Show, The Heritage |North Ft. Myers, Florida

The Heritage | North Ft. Myers, Florida

Annual Luau at Lake Fairways Country Club | North Ft. Myers, Florida

Waterfront Home at Buccaneer Estates | North Ft. Myers, Florida

Tennis at Lake Fairways Country Club | North Ft. Myers, Florida

Mt. Hood Village | Located near Portland, Oregon

Softball Game at Monte Vista Village | Mesa, Arizona

Rancho Oso | Santa Barbara, California

Voyager Resort | Tucson, Arizona

ViewPoint RV & Golf Resort | Mesa, Arizona

Monte Vista Village Resort | Mesa, Arizona

Monte Vista Village Resort | Mesa, Arizona

La Conner | La Conner, Washington

Getaway Cottage at Soledad Canyon | Located near Los Angeles, California

Flamingo West | Las Vegas, Nevada

Campsite at Patten Pond | Located near Bar Harbor, Maine

Resort Cottage at45 Alpine Lake Resort | Lake George Area, New York

Sedona Shadows | Sedona , Arizona

Clerbrook Golf & RV Resort | Clermont, Florida

Gulf View | Punta Gorda, Florida

ConsiderOthers is a 501(c)3 nonprofit organization. The goal of ConsiderOthers is to make a difference in the lives of those within the ELS community. This help could come in the form of financial assistance or the assistance could be in the form of organized efforts through our volunteer network. ConsiderOthers needs the help of supporters such as you to meet our goal. To donate, simply go online to www.ConsiderOthers.org and select the “Donate” option. For those wishing to send in a donation, please complete the information and send it with a check payable to “ConsiderOthers” to: ConsiderOthers P.O. Box 87274 Chicago, Illinois 60680 Name Street Addre ss City State | Zip Code Phone Email Amount you wish to donate (check enclosed) Thank you in advance for your generous support of our efforts through ConsiderOthers. Phone: 866.719.9508 Email: ConsiderOthers@yahoo.com Web site: www.ConsiderOthers.org

CONSIDER OTHERS WE are pleased to provide our shareholders a chance to give back to the ELS community. There are numerous volunteer charitable organizations and fundraising activities within our communities. However, with respect to significant financial contributions, we believe this decision is best made by our shareholders. Our primary goal is to provide shareholders a return, not to contribute shareholder funds to our favorite charities. In this regard, a group of volunteers created a charitable organization called ConsiderOthers. In line with our policy, ELS will only provide limited administrative support, although our Board of Directors and employees have made financial contributions out of their personal funds. The purpose of the charity is to help those in need within the ELS community. Attached is a contribution card and more information about this program. We hope you take the time to ConsiderOthers as well by making a financial contribution.

EQUITY LIFESTYLE PROPERTIE S, INC. Two North Riverside Plaza, Chicago, Illinois 60606 Phone : 312 279-1400 | www.equitylifestyle.com